Exhibit 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Ardelyx, Inc. (the “Company”) on Form 10-Q for the period ending September 30, 2016, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Michael Raab, President and Chief Executive Officer of the Company, and Mark Kaufmann, Chief Financial Officer of the Company, respectively, do each hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: November 7, 2016	By:	/s/ Michael Raab
Michael Raab President Chief Executive Officer and Director (Principal Executive Officer)

Date: November 7, 2016	By:	/s/ Mark Kaufmann
Mark Kaufmann Chief Financial Officer (Principal Accounting and Financial Officer)